Exhibit 99.3

Tauriga Sciences, Inc. and Think BIG, LLC Confirm the Launch of Two Limited-Edition Frank White/Tauri-Gum Versions Press Release | 07/09/2021

NEW YORK, NY, July 09, 2021 (GLOBE NEWSWIRE) — via NewMediaWire — Tauriga Sciences, Inc. (OTCQB: TAUG) (“Tauriga” or the “Company”), a New York-based diversified Life Sciences Company, today provided shareholders with the following update, on its upcoming launch of two limited-edition Frank White®/Tauri-Gum™ product versions.

Recall that during October 2020, Tauriga Sciences, Inc. and Think BIG, LLC entered into a strategic alliance aimed at jointly developing innovative products utilizing cannabinoids derived from the Hemp plant and other botanicals under Think BIG’s first brand Frank White®.

Think BIG, LLC was founded by Christopher “CJ” Wallace, Willie Mack and Todd Russaw. Frank White takes its name from one of CJ’s father, Christopher “The Notorious BIG” Wallace’s many aliases. Frank White® is a purpose driven, health, wellness and lifestyle brand that creates premium products and experiences that celebrate Black culture.

Tauriga Sciences, Inc. would like to confirm that, through its strategic alliance with Think BIG, LLC, the company is undertaking the commercial launch of these two limited-edition Tauri-Gum™ versions (Flavors: Honey Lemon and Mint). These limited-edition Tauri-Gum™ versions are pursuant to the existing License Agreement between the Tauri-Gum™ brand and the Frank White® brand.

Tauriga Sciences, Inc. would also like to confirm that inventory for the Limited-Edition Frank White®/Tauri-Gum™ products will be in stock on July 19, 2021 and available to both retail and wholesale customers on its E-Commerce Site www.taurigum.comstarting August 1, 2021. Additionally, a substantial joint marketing effort, coordinated between Tauriga and Think BIG, will support this important collaboration and commercial launch – commencing in September 2021.

Product Characteristics: Kosher Certified, Halal Certified, Vegan Formulated, Gluten Free, Allergen Free, NON-GMO, All-Natural Flavor(s), and 100% Made in the U.S.A.

The “Limited-Edition” Frank White ®/Tauri-Gum™ versions:

1.	Honey-Lemon Flavor (Color: Yellow)

●	Each Piece of Chewing Gum: 15mg CBD, 15mg CBG, 5mg Vitamin C, 10mg Zinc

2.	Mint Flavor (Color: Light Blue)

●	Each Piece of Chewing Gum: 25mg CBD

ABOUT TAURIGA SCIENCES INC.

Tauriga Sciences, Inc. (TAUG) is a revenue generating, diversified life sciences company, engaged in several major business activities and initiatives. The company manufactures and distributes several proprietary retail products and product lines, mainly focused on the Cannabidiol (“CBD”) and Cannabigerol (“CBG”) Edibles market segment. The main product line, branded as Tauri-Gum™, consists of a proprietary supplement chewing gum that is Kosher certified, Halal certified, and Vegan Formulated (CBD Infused Tauri-Gum™ Flavors: Mint, Blood Orange, Pomegranate), (CBG Infused Tauri-Gum™ Flavors: Peach-Lemon, Black Currant), (Vitamin C + Zinc Infused Tauri-Gum™ Flavor: Pear Bellini), (Caffeine Infused Tauri-Gum™ Flavor: Cherry Lime Rickey), & (Vitamin D3 Infused Tauri-Gum™ Flavor: Golden Raspberry). The Company’s commercialization strategy consists of a broad array of retail customers, distributors, and a fast-growing E-Commerce business segment (E-Commerce website: www.taurigum.com). Please visit our corporate website, for additional information, as well as inquiries, at http://www.tauriga.com Complementary to the Company’s retail business, is its ongoing Pharmaceutical Development initiative. This relates to the development of a proposed Pharmaceutical grade version of Tauri-Gum™, for nausea regulation (specifically designed for the following indication: Patients Subjected to Ongoing Chemotherapy Treatment). On March 22, 2021, the Company announced that it had Converted its U.S. Provisional Patent Application (filed on March 17, 2020) into a U.S. Non-Provisional Patent Application. The Patent, filed with the U.S.P.T.O. is Titled “MEDICATED CBD COMPOSITIONS, METHODS OF MANUFACTURING, AND METHODS OF TREATMENT”. On December 18, 2020 the Company disclosed that it had entered into a Master Services Agreement with CSTI to lead the Company’s clinical development efforts.

The Company is headquartered in Wappingers Falls, New York. In addition, the Company operates two full time E-Commerce fulfillment centers: one located in Montgomery, Texas and the other in Brooklyn, New York.

THINK BIG, LLC

Think BIG, LLC founded in 2019 is a purpose driven advocacy organization leading a social movement fighting for global cannabis and hemp legalization, criminal justice reform and economic reinvestment to communities most harmed by cannabis prohibition. Think BIG is a registered trademark of Think BIG, LLC, all rights reserved.

www.ComeThinkBIG.com

FRANK WHITE®

Frank White is a purpose driven, health, wellness and lifestyle brand that creates premium products and experiences that celebrate Black culture. Founded in May 2020, by CJ Wallace, Willie Mack & Todd Russaw, Frank White takes its name from one of CJ’s father, Christopher “The Notorious BIG” Wallace aliases. Sales from Frank White products support Think BIG, LLC’s advocacy and social justice activities via the Minority Cannabis Business Association. Frank White® is a registered trademark of Think BIG, LLC, all rights reserved. www.FrankWhite.co

DISCLAIMER — Forward-Looking Statements

This press release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 which represent management’s beliefs and assumptions concerning future events. These forward-looking statements are often indicated by using words such as “may,” “will,” “expects,” “anticipates,” believes, “hopes,” “believes,” or plans, and may include statements regarding corporate objectives as well as the attainment of certain corporate goals and milestones. Forward-looking statements are based on present circumstances and on management’s present beliefs with respect to events that have not occurred, that may not occur, or that may occur with different consequences or timing than those now assumed or anticipated. Actual results may differ materially from those expressed in forward looking statements due to known and unknown risks and uncertainties, such as are not guarantees of general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to consummate successful acquisition and licensing transactions, fluctuations in exchange rates, and other factors over which Tauriga has little or no control. Many of these risks and uncertainties are discussed in greater detail in the “Risk Factors” section of Tauriga’s Form 10-K and other periodic filings made from time to time with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release, and Tauriga assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. You should not place undue reliance on these forward-looking statements.

Contact:

Tauriga Sciences, Inc.

4 Nancy Court, Suite 4

Wappingers Falls, NY 12590

Chief Executive Officer

Mr. Seth M. Shaw

Email: sshaw@tauriga.com

cell # (917) 796 9926

Company Instagram: @taurigum

Personal Instagram: @sethsms47

Twitter: @SethMShaw

Corp. Website: www.tauriga.com

E-Commerce Website: www.taurigum.com